UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2005

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Science Park New Haven, Connecticut		06511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 773-1450

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Note and Warrant Purchase Agreement and Senior Secured Notes

On April 21, 2005, Genaissance Pharmaceuticals, Inc. (“Genaissance”) and its subsidiary, Lark Technologies, Inc. (“Lark”, and together with Genaissance, the “Co-Borrowers”), entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) in connection with a private placement of the Co-Borrowers’ debt securities with Xmark Opportunity Fund, Ltd., Xmark Opportunity Fund, L.P. and Xmark JV Investment Partners, LLC, each of which is an institutional accredited investor (each, an “Investor” and collectively, the “Investors”).

Pursuant to the terms of the Purchase Agreement, the Co-Borrowers sold senior secured notes in the aggregate principal amount of $4.5 million (collectively, the “Notes”) to the Investors, together with warrants (“Warrants”) to purchase a total of 2,000,000 shares of Genaissance’s common stock, $.001 par value per share (the “Common Stock”), at an exercise price of $2.25 per share (the “Warrant Shares”), for aggregate gross proceeds of $4.5 million (the “Debt Financing”).  Approximately $2.5 million of the net proceeds from the Debt Financing were used to repay the full amount of Genaissance’s outstanding debt with Comerica Bank; the remaining net proceeds will be used for general corporate purposes.

The entire unpaid principal amount of the Notes and any accrued and unpaid interest thereon will be due and payable in full in cash on April 21, 2007, will accrue interest on the outstanding principal balance at the rate of 5% per annum, payable quarterly in arrears, in cash, and are subject to the terms and conditions of the Purchase Agreement.  The Notes are senior to any of the Co-Borrowers’ current or future indebtedness, except for certain indebtedness as specified in the Purchase Agreement, and are secured in accordance with the Security Documents (as defined below).  In addition, upon the occurrence and during the continuance of a default or event of default (each as defined in the Purchase Agreement), the outstanding principal amount on each Note will bear interest at a maximum rate of 15% per annum.

The Purchase Agreement provides for mandatory prepayment by the Co-Borrowers of the Notes upon the occurrence of any of the following events:

•                  the sale or other disposition by Genaissance of its Morrisville, North Carolina or New Haven, Connecticut operating facilities;

•                  the sale or other disposition by Genaissance of Lark; or

•                  upon Genaissance or any of its subsidiaries entering into one or more exclusive license arrangements, other than field-limited exclusive license arrangements, with respect to Genaissance’s or its subsidiaries’ intellectual property, which provides for aggregate royalty or other payments of $8.0 million or more.

In addition, in the event that the Co-Borrowers’ aggregate cash balances exceed $10.0 million at the end of any calendar month, the Co-Borrowers will repay to the Investors a sum equal to the lesser of (x) $2.25 million and (y) the aggregate amount of principal and interest then due under the Notes.  The Co-Borrowers may prepay the Notes, at their option, at any time upon 30 days prior written notice to the Investors.

Pursuant to the Purchase Agreement, the Co-Borrowers have made representations and warranties to the Investors regarding matters that are customarily included in financings of this nature, including, without limitation, capitalization, the valid issuance of the Common Stock issuable upon exercise of the

Warrants, solvency, compliance with laws, financial statements, intellectual property, environmental matters, legal proceedings and taxes.  The representations and warranties contained in the Purchase Agreement will survive for so long as any Note remains outstanding.  In addition, the Purchase Agreement contains covenants applicable to the Co-Borrowers that are customarily included in financings of this nature, which covenants obligate the Co-Borrowers to, among other things, grant the Investors preemptive rights in the event Genaissance proposes to issue or sell certain of its securities or rights to purchase such securities, as well as board observer rights.

The foregoing summary of the terms of each of the Purchase Agreement and the Notes is subject to, and qualified in its entirety by, the Purchase Agreement and the form of Note attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Security and Pledge Agreements

In connection with the Debt Financing and in order to secure their respective obligations under the Notes, the Co-Borrowers have agreed, pursuant to security and pledge agreements (collectively, the “Security Documents”), to grant to the Investors a first priority security interest in certain of their respective assets, including, among other assets, in the case of Genaissance, a pledge of the capital stock of Lark.

The foregoing summary of the terms of the Security Documents is subject to, and qualified in its entirety by, each of the Security Agreement and the Pledge and Security Agreement by and among Genaissance and the Investors, and the Security Agreement by and among Lark and the Investors, attached to this Current Report on Form 8-K as Exhibits 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

Warrants

Pursuant to the terms of the Purchase Agreement, the Investors were issued Warrants to purchase an aggregate of 2,000,000 shares of Common Stock at a per share exercise price of $2.25, subject to adjustment for dilutive issuances in certain circumstances.  The Warrants are exercisable until April 21, 2010 (the “Expiration Date”) and may be exercised at any time beginning on April 21, 2005 until and including the Expiration Date, provided that the minimum number of Warrants Shares subject to any exercise notice shall be 25,000 per Warrant.  In addition, the Warrants contain a cashless exercise feature, whereby an Investor may, in certain circumstances, exchange the Warrant for a certain amount of Warrant Shares.

The Warrants provide for adjustment of the number and kind of securities purchasable upon exercise of the Warrants, as well as for adjustment of the per share exercise price, upon the occurrence of certain specified events.  These specified events include the payment by Genaissance of a dividend on its Common Stock in shares of Common Stock, a subdivision or split-up of shares of Common Stock, a combination of shares of Common Stock, the consolidation or merger of Genaissance with another entity in which Genaissance is not the surviving entity, and the reclassification or change of the outstanding shares of Common Stock of Genaissance.  In addition, the Warrants provide for adjustment of the per share exercise price of such Warrants in certain circumstances where the obligations under the Notes are still outstanding on or after September 18, 2005 and Genaissance issues certain of its equity securities for less than $2.25 per share.

Genaissance granted the Investors registration rights with respect to the Warrant Shares, as more fully described below.  In addition, the Warrants contain a most favored nations protection clause in favor of the Investors, as well as an exercise limitation provision which precludes the Investors and their affiliates from acquiring in excess of 9.99% of Genaissance’s shares of Common Stock outstanding at the time of such exercise.

The foregoing summary of the terms of the Warrants is subject to, and qualified in its entirety by, the form of Warrant attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, Genaissance entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which it agreed to register under the Securities Act of 1933, as amended (the “Securities Act”), the public resale of (i) the Warrant Shares and (ii) any shares of Common Stock held by an Investor and issuable with respect to or in exchange for the Warrant Shares.

Genaissance has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the shares referenced above promptly after April 21, 2005, but in no event later than May 26, 2005, and to use its commercially reasonable best efforts to have the Registration Statement declared effective by the SEC not later than the earlier to occur of (i) August 19, 2005 or (ii) five business days following Genaissance's receipt of a no-review letter from the SEC relating to the Registration Statement (the "Effective Date").  If (i) the Registration Statement is not filed with the SEC on or prior to May 26, 2005, (ii) the Registration Statement is not declared effective by the SEC on or prior to the Effective Date or (iii) after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant thereto for certain reasons (each, a “Registration Default”), for all or part of each 30-day period (the "Penalty Period") during which the Registration Default remains uncured, Genaissance has agreed to make payments to each Investor for each Penalty Period in an amount equal to 1% of the aggregate amount invested by each Investor with respect to the Notes, payable in cash.

The foregoing summary of the terms of the Registration Rights Agreement is subject to, and qualified in its entirety by, the Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated herein by reference.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 21, 2005, the Co-Borrowers completed the sale of an aggregate of $4.5 million of its Notes to the Investors.  In addition to the optional and mandatory prepayment obligations described above, the Notes will become immediately due and payable in full, including any interest payments thereon, upon an event of default (as defined in the Purchase Agreement) and, upon such event of default, the Investors can exercise their rights under the Security Documents.  An event of default includes, but is not limited to, the following events:

•      failure by the Co-Borrowers to make payments under the Notes when due;

•      a material breach by either of the Co-Borrowers of any representation or warranty made to the Investors and contained in any of the documents delivered in connection with the Debt Financing; and

•      the Co-Borrowers voluntarily commence any proceeding seeking liquidation, reorganization or other similar relief under any bankruptcy or similar law.

From and after an event of default, the interest rate on each Note will increase to a maximum amount of 15% per annum.  Additional information regarding the terms and conditions of the Debt Financing is incorporated herein by reference to “Item 1.01.  Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 3.02.                                          Unregistered Sales of Equity Securities.

On April 21, 2005, the Co-Borrowers completed the sale of an aggregate of $4.5 million of its Notes to the Investors.  In addition, pursuant to the terms of the Purchase Agreement, Genaissance issued to the Investors warrants to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $2.25 per share.  The aggregate gross proceeds received by the
Co- Borrowers in the Debt Financing was $4.5 million.  Approximately $2.5 million of the net proceeds from the Debt Financing were used to repay the full amount of Genaissance’s outstanding debt with Comerica Bank; the remaining net proceeds will be used for general corporate purposes.

The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to the sales and issuances of an issuer not involving any public offering, and the rules and regulations thereunder based, in part, on representations and warranties made by the Investors to Genaissance.

Additional information regarding the sale and issuance of the Warrants is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 8.01.                                          Other Events.

On April 22, 2005, Genaissance announced that it had entered into an agreement with certain institutional accredited investors for the private placement of $4.5 million of its debt securities and warrants to purchase Common Stock.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.

See Exhibit Index attached hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAISSANCE PHARMACEUTICALS, INC.

Date: April 27, 2005	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

Note and Warrant Purchase Agreement, dated as of April 21, 2005, by and among Genaissance Pharmaceuticals, Inc., Lark Technologies, Inc., Xmark Opportunity Fund, Ltd., Xmark Opportunity Fund, L.P. and Xmark JV Investment Partners, LLC (each, an “Investor” and collectively, the “Investors”).

10.2	Form of Senior Secured Note issued by Genaissance Pharmaceuticals, Inc. and Lark Technologies, Inc. to each of the Investors, dated April 21, 2005.

10.3	Form of Warrant to Purchase Common Stock issued by Genaissance Pharmaceuticals, Inc. to each of the Investors, dated April 21, 2005.

10.4	Registration Rights Agreement, dated as of April 21, 2005, by and among Genaissance Pharmaceuticals, Inc. and the Investors.

10.5	Security Agreement, dated as of April 21, 2005, by and among Genaissance Pharmaceuticals, Inc. and the Investors.

10.6	Pledge and Security Agreement, dated as of April 21, 2005, by and among Genaissance Pharmaceuticals, Inc. and the Investors.

10.7	Security Agreement, dated as of April 21, 2005, by and among Lark Technologies, Inc. and the Investors.

99.1	Press release issued by Genaissance Pharmaceuticals, Inc. dated April 22, 2005.